UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

HPS Corporate Capital Solutions Fund

(Exact name of Registrant as specified in its charter)

Delaware	000-56614	93-6616284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 287-6767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2024, HPS Corporate Capital Solutions Fund (the “Fund”), as borrower, entered into a senior secured revolving credit facility (the “Facility”) pursuant to a Senior Secured Revolving Credit Agreement (the “Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, the lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A. and Sumitomo Mitsui Banking Corporation, as joint bookrunners and joint lead arrangers. The Agreement is effective as of April 8, 2024. Any capitalized terms used but not defined in this Item 1.01 shall have the meanings given to them in the Agreement.

The Fund may borrow amounts in U.S. dollars or certain other permitted currencies under the Facility. Advances under the Facility drawn in U.S. dollars will initially bear interest at a per annum rate equal to 0.75% or 0.875% plus an “alternate base rate” (as described in the Agreement) in the case of any ABR Loan and 1.75% or 1.875% plus the Adjusted Term SOFR Rate in the case of any other Loan, in each case, depending on the Fund’s rate option election and borrowing base (as of the most recently delivered borrowing base certificate delivered under the Agreement). Advances under the Facility drawn in currencies other than U.S. dollars will initially bear interest at a per annum rate equal to 1.75% or 1.875%, in each case depending on the Fund’s borrowing base (as of the most recently delivered borrowing base certificate delivered under the Agreement), plus any applicable credit spread adjustment, plus certain local rates consistent with market standards, each as specified in the Agreement. The Fund will also pay a fee at the per annum rate of 0.375% on average daily undrawn amounts under the Facility.

The initial principal amount of the Facility is $500,000,000, subject to availability under the borrowing base, which is based on the Fund’s portfolio investments and other outstanding indebtedness, with an accordion provision to permit increases up to the total facility amount of $1,000,000,000, subject to the satisfaction of certain conditions.

The Facility will be guaranteed by certain domestic subsidiaries of the Fund that will be formed or acquired by the Fund in the future (collectively, the “Guarantors”). Proceeds of the Facility may be used for general corporate purposes, including, without limitation, repaying outstanding indebtedness, making distributions, contributions and investments, and acquisition and funding of portfolio investments, and such other uses as permitted under the Agreement.

The Facility is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Fund and each Guarantor, subject to certain exceptions, and includes a $150,000,000 limit for swingline loans.

The availability period under the Facility will terminate on April 8, 2028 (the “Commitment Termination Date”) and the Facility will mature on April 8, 2029 (the “Maturity Date”). During the period from the Commitment Termination Date to the Maturity Date, if the Fund receives proceeds from asset sales, other recovery events and/or equity or debt issuances, the Fund will be obligated to make prepayments under the Facility out of the proceeds of such asset sales, recovery events and/or equity or debt issuances as described in the Agreement.

The Agreement includes customary affirmative and negative covenants, including financial covenants requiring the Fund to maintain a minimum shareholders’ equity and asset coverage ratio, and certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature.

The description above is only a summary of the material provisions of the Agreement and is qualified in its entirety by reference to a copy of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation.

The information included under Item 1.01 above regarding the Agreement is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

On April 8, 2024, the Fund issued unregistered common shares of beneficial interest in the Fund, par value $0.01 (the “Shares”), to certain accredited investors in the initial closing of its private offering (the “Private Offering”). The terms of the Private Offering required the Fund to deposit all subscription proceeds in an escrow account with the Bank of New York Mellon, as escrow agent, until (i) the Fund received subscriptions of at least $200 million; and (ii) the Fund’s Board of Trustees (the “Board”) authorized the release of funds in the escrow account. On April 8, 2024, the Fund’s Board authorized the release from escrow of the subscription proceeds of approximately $221 million and the Fund issued the Shares to such accredited investors, as summarized in the table below. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, Regulation D thereunder, and/or Regulation S thereunder.

Date of Unregistered Sale	Amount of Shares	Consideration
April 8, 2024	8,827,880	$220,697,000

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2024, the Board of the Fund approved the Fund’s Second Amended and Restated Declaration of Trust (the “Second Amended and Restated Declaration of Trust”) to update Sections 3.1 Number of Trustees, 3.8 Sole Discretion; Good Faith; Corporate Opportunities of the Adviser, 3.14 Officers, 10.1 Construction and Governing Law, and 10.4 Direct Actions. The Second Amended and Restated Declaration of Trust adjusts the standard of care as it applies to the Fund’s Trustees and its investment adviser with respect to duties, including state law duties of loyalty and care, and liabilities with respect to matters arising under the federal securities laws.

The Second Amended and Restated Declaration of Trust became effective on April 8, 2024.

The foregoing description of the Second Amended and Restated Declaration of Trust does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Declaration of Trust, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The Fund is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to its common shares if the Fund’s asset coverage, as defined in the Investment Company Act of 1940 (the “1940 Act”), would at least equal 150% immediately after each such issuance (subject to shareholder approval pursuant to Section 61(a)(2) of the 1940 Act). On April 5, 2024, the Fund’s sole initial shareholder approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Second Amended and Restated Declaration of Trust.

10.1	Senior Secured Revolving Credit Agreement dated April 8, 2024 by and among HPS Corporate Capital Solutions Fund, as borrower, JPMorgan Chase Bank, N.A. as administrative agent and as collateral agent, the lenders party thereto, and JPMorgan Chase Bank, N.A. and Sumitomo Mitsui Banking Corporation, as joint bookrunners and joint lead arrangers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS Corporate Capital Solutions Fund

Date: April 11, 2024	By:	/s/ Tyler Thorn
	Name:	Tyler Thorn
	Title:	Secretary